UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18013 Sky Park Circle, Suite A, Irvine, CA 92614

(Address of principal executive offices, including zip code)

(949) 777-6112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, by unanimous written consent, the Board of Directors of Praxsyn Corporation, a Nevada corporation (the “Corporation”), resolved to appoint James Bradford as a member of the Board of Directors of the Corporation until his resignation, or until his successor is elected and qualified.

Mr. Bradford is currently a member of the Board of Directors, Chief Executive Officer, and one of the principal owners of Products for Doctors, Inc., a California corporation (“P4D”). On January 23, 2015, our wholly owned subsidiary Mesa Pharmacy, Inc. (“Mesa”) entered into a Marketing Services Agreement (the “Agreement”), and amendment thereto (the “Amendment”) with P4D for certain consulting services which are disclosed in Note 6 to the Financial Statements of our Form 10-Q as filed with the Securities and Exchange Commission on November 16, 2015, which is incorporated by this reference. The Agreement and Amendment are also attached hereto, and incorporated by this reference herein as Exhibit 10.1 and Exhibit 10.2, respectively.

Therefore, through Mr. Bradford’s ownership in P4D, he shall have a direct benefit from the compensation paid to P4D for the consulting services rendered to the Corporation. As disclosed in our Form 10-Q as filed with the SEC for the quarter ended September 30, 2015, we reported that we have accrued marketing fees due to P4D in the amount of $5,909,806.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Marketing Services Agreement, dated January 23, 2015

10.2	Amendment No. 1 to the Marketing Services Agreement, dated February 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Edward Kurtz
Edward Kurtz, Chief Executive Officer

Dated: December 14, 2015